Exhibit 10.7

DECLARATION OF TRUST

THIS DECLARATION OF TRUST is made and entered into this 30th day of January, 2008.

WHEREAS SinoHub Electronics Shenzhen, Ltd., a wholly foreign-owned company established under the laws of P.R.C., and registered at Administration of Industry and Commerce Bureau of Shenzhen, with the legally valid business license number: 440301503284829 (hereinafter referred to as “Beneficial Owner”), is the owner of the rights and interest hereinafter specified (which expression shall include the owner of such rights and interest, the persons to whom the Beneficial Owner transfers its rights and interest and the Beneficial Owner’s successor in title under the law) has instructed the undersigned trustee, Hantao Cui (hereinafter referred to as the “Trustee”), to hold on behalf of the Beneficial Owner the 100% shareholding (hereinafter referred to as the Shareholding) of SinoHub SCM Shenzhen, Ltd., a sole proprietorship enterprise established in accordance with the laws of P.R.C., and registered at Administration of Industry and Commerce Bureau of Shenzhen (hereinafter referred to as the “Corporation”). It legally exists to date, with the legally valid business license No. 440301102945896.

NOW THE UNDERSIGNED TRUSTEES hereby declare as follows:

1)    Shareholding.  Although the Shareholding will be registered under the name of the Trustee and be held by the Trustee accordingly, the actual ownership of the Shareholding belongs to the Beneficial Owner instead of the Trustee; the Trustee shall hold the above mentioned Shareholding in trust for the benefit of the Beneficial Owner.
2)    Terms and Conditions.  The terms and conditions of the trust under the names of the Trustee will be holding the Shareholding for and on behalf of the Beneficial Owner will include, but shall not be limited to, the following terms and at the same time will include all of the usual obligations on the part of the Trustee as shall be owing by the Trustee to the Beneficial Owner under the law:
a)    Upon the instruction from the Beneficial Owner to the Trustee, the Trustee shall make appropriate arrangement to deal with the Shareholding and to deal with all derivative and  ancillary rights and interest arising from the Shareholding (including dividends) according to the instruction of the Beneficial Owner;
b)    The Trustee shall sign all papers according to the instruction of the Beneficial Owner in order to enable the Beneficial Owner or its representative to attend meetings of shareholders of the Company in the capacity of proxy for the Trustee in respect to the Shareholding and to enable Beneficial Owner to exercise in such meeting the voting right of the Shareholding according to the wish of the Beneficial Owner in the capacity of proxy;

c)     In the event of the Trustee being unable to obtain clear and specific instructions from the Beneficial Owner in respect to the exercise of its voting rights, the Trustee will act according to the best interest of the Beneficial Owner and exercise their voting rights accordingly. However, if the Beneficial Owner has given specific instructions to the Trustee as to the exercise of such voting rights, then the Trustee must act according to such instructions and exercise their voting rights accordingly; and
d)    Upon receiving the relevant instructions from the Beneficial Owner the Trustee shall transfer the Shareholding according to such instructions and subject to the terms and conditions instructed to any third party nominated by the Beneficial Owner or back to the Beneficial Owner or to otherwise dispose of or deal with such Shareholding in whatever manner as instructed by the Beneficial Owner.
3)    Transfer of Consideration. In the event of the Trustee having received any dividend, share option, bonus issue of shares or any other form of interest in relation to the Shareholding during the period in which they hold such Shareholding, all such entitlement and interest shall belong to the Beneficial Owner and the Trustee must account for such entitlement and interest and return the same to the Beneficial Owner.
4)    Change of Trustee. The Beneficial Owner is entitled from time to time and at any time to appoint a new trustee or trustees to replace the above mentioned Trustee or to appoint another trustee or trustees to hold the Shareholding as trustee together with the Trustee.
5)    Governing Law. This Declaration of Trust and all matters contemplated herein shall be governed by, construed and enforced in accordance with the laws of the People’s Republic of China.

The particulars of the above mentioned Beneficial Owner, Trustee, Corporation and Shareholding are as follows:

Beneficial Owner:
SinoHub Electronics Shenzhen, Ltd. - Registered Address: West, Story 3, Building 208, Honghua Road, Futian Tariff-free Zone, Shenzhen, PRC
PRC Business License Number: 440301503284829

Trustee:
Hantao Cui, an individual residing at Apt. 9D, Building 1, Phase 2, Donghai Garden, Agriculture Center, Shenzhen, PRC,  Chinese ID Number: 310104680211042

Corporation:
SinoHub SCM Shenzhen, Ltd. - Registered Address: Room B, 2nd Floor, Building 10 Maquelin Industry Zone, Shenzhen High-Tech Park, Shenzhen, PRC 518057
PRC Business License Number 440301102945896

Shareholding:
Hantao Cui owns 100% of the equity of the Corporation

IN WITNESS WHEREOF, the parties hereto have executed this Declaration of Trust as of the day and year first above written.

Beneficial Owner: SinoHub Electronics Shenzhen, Ltd.

Authorized Representative:	/s/ Henry T. Cochran, CEO
Henry T. Cochran, CEO

Trustee:	/s/ Hantao Cui
Hantao Cui